Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-225011) pertaining to the Tyler Technologies, Inc. 2018 Stock Option Plan, and
(2)    Registration Statement (Form S-8 No. 333-182318) pertaining to the Tyler Technologies, Inc. Employee Stock Purchase Plan;

of our report dated February 25, 2021, relating to the consolidated financial statements of NIC Inc. as of and for the years ended December 31, 2020 and 2019 appearing in this Current Report on Form 8-K of Tyler Technologies, Inc.

/s/ ERNST & YOUNG LLP

Kansas City, Missouri
April 21, 2021